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                                                                    EXHIBIT 10.2
                                      LEASE

THIS INDENTURE of lease, entered into this 19th day of April, 1999, by and between West Bloomington Center LLC, a Minnesota limited liability company ("Landlord") and MGI PHARMA, INC., a Minnesota corporation ("Tenant").

DEFINITIONS

"Property" - That certain real property located in the City of Bloomington, County of Hennepin State of Minnesota, and legally described on Exhibit A attached hereto and made a part hereof, including all buildings and site improvements located thereon.

"Building" - That certain office/warehouse building containing approximately 80,714 square feet located upon the Property and commonly described as West Bloomington Business Center, 6300 Old Shakopee Road, Bloomington, Minnesota.

"Demised Premises" - That certain portion of the Building designated as Bays 4 through 7, consisting of approximately 27,383 square feet (27,383 square feet office and 0 square feet of warehouse space), as measured from the outside surface of exterior walls of the Demised Premises to the center of the demising wall, as shown on the floor plan attached hereto as Exhibit B and made a part hereof. The Demised Premises include the non-exclusive right of access to common areas, as hereinafter defined, and all licenses and easements appurtenant to the Demised Premises.

Upon completion of construction of the Building and the Demised Premises, Landlord agrees to provide to Tenant a certification by Landlord's architect of the measurements of the Building and the Demised Premises, as constructed. Tenant may have an independent architect remeasure the Building and Demised Premises in accordance with the standard set forth above and provide a copy of such calculations to Landlord within ninety (90) days of receipt of Landlord's architect's certification. In the event of any changes in the square footages, appropriate adjustments shall be made to Base Rent as set forth in Article 1 and Tenant's percentage of Operating Expenses and Real Estate Taxes as set forth in
Article 2.

"Commencement Date" - Thirty (30) days following the Delivery Date which is anticipated to be July 9, 1999.

"Common Areas" - The term "common area" means the entire areas available for the non-exclusive use by Tenant and other tenants in the Building, including, but not limited to, corridors, lavatories, driveways, truck docks, parking lots and landscaped areas. Subject to reasonable rules and regulations promulgated by Landlord, the common areas are hereby made available to Tenant and its employees, agents, customers, and invitees for reasonable use in common with other tenants, their employees, agents, customers and invitees.

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1. TERM. For and in consideration of the rents, additional rents, terms, provisions and covenants herein contained, Landlord hereby lets, leases and demises to Tenant the Demised Premises for a term commencing on the Commencement Date and expiring at the end of the calendar month in which the sixth (6th) anniversary of the Commencement Date occurs, provided that if the Delivery Date is delayed due to the Landlord's acts or omissions beyond September 1, 1999, the expiration date shall be July 31, 2005 (the "Expiration Date"), unless sooner terminated as hereinafter provided. See article 46 of Rider-Option to Extend. In the event the Delivery Date has not occurred by December 31, 1999, except in the event of a delay caused by Tenant of which Tenant has written notice from Landlord, Tenant shall have the right to terminate this Lease at any time prior to the delivery of possession of the Demised Premises by Landlord to Tenant but no later than January 31, 2000 by written notice to Landlord. The foregoing right to terminate shall not be extended by reasons described in paragraph 39 hereof.

2. BASE RENT. Tenant shall to pay to Landlord base rent for the Demised Premises ("Base Rent"), exclusive of any other charge provided for in this Lease to be paid by Tenant, as set forth below. Base Rent shall be payable in equal monthly installments, in advance, commencing on the first full month of the term of this Lease, and continuing on the first day of each subsequent month during the term hereof. In the event the term hereof commences on a day other than the first day of a month, Base Rent payable during such first month shall be adjusted on a pro rata basis and shall be paid on the date of execution of this Lease. Base Rent shall be paid without setoff, deduction, demand or counterclaim of any nature whatsoever except as specifically provided in this Lease, in advance on the first day of each and every calendar month during the term and any extensions hereof.

              Dates                Monthly Base Rent       Annual Base Rent
    First 36 calendar months            $26,242               $314,904.00
         Balance of Term                $27,383               $328,596.00
               to
               to

All Rent and other sums payable hereunder by Tenant which are not paid within five (5) days of the due date shall bear interest from the date due to the date paid at a rate of two percent (2%) per annum in excess of the "Prime Rate" published in the Wall Street Journal, as the same changes from time to time (the "Default Rate").

3. ADDITIONAL RENT. In addition to Base Rent and all other amounts to be paid by Tenant hereunder, Tenant shall pay to Landlord throughout the term of this Lease the following (collectively, "Additional Rent"):

a. A sum equal to Thirty-Three and 93/100 percent (33.93%) of the Real Estate Taxes payable during the term of this Lease. The term "Real Estate Taxes" shall mean all real estate taxes, all assessments and any taxes in lieu thereof which may be levied upon or assessed against the Property or any part thereof and are due and payable during the term of this Lease.

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Only annual installments of special assessments spread over the longest term permitted by the taxing authority will be included in Real Estate Taxes. All special assessments arising out of the initial development of the Building and Property will be excluded from Real Estate Taxes, except that the annual installments of a sanitary sewer and water lateral assessment for connection charges in the petition for inclusion in assessment district dated October 12, 1998 not in excess of $43,000, payable over a twenty (20) year term, may be included.

In the event the taxing authorities include in such Real Estate Taxes the value of any improvements made by Tenant excluding the Work described on Exhibit F, or of machinery, equipment, fixtures, inventory or other personal property or assets of Tenant, then Tenant shall pay all the taxes attributable to such items in addition to its proportionate share of said Real Estate Taxes. A photostatic copy of the tax statement submitted by Landlord to Tenant, if requested by Tenant, shall be sufficient evidence of the amount of taxes and assessments due and payable against the Property or any part thereof.

b. A sum equal to Thirty-Three and 93/100 percent (33.93%) of the annual aggregate Operating Expenses incurred by Landlord in the operation, maintenance and repair of the Property. The term "Operating Expenses" shall include but not be limited to maintenance, repair, replacement and care of all common area lighting, common area plumbing and roofs, parking and landscaped areas, signs, snow removal, non-structural repair and maintenance of the exterior of the Building, insurance premiums, management fee not in excess of four percent (4%) of the sum of Base Rent plus Additional Rent minus the management fee, wages and fringe benefits of personnel employed for such work, costs of equipment purchased and used for such purposes, and the cost or portion thereof properly allocable to the Property (amortized over the useful life of the improvement as determined by applicable Internal Revenue Service regulations on a straight line basis together with the interest at the rate of ten percent (10%) per annum on the unamortized balance) of any capital improvements made to the Building by Landlord after the year in which the term of this Lease commences which are made for the purpose of reducing Operating Expenses or made to the Property by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building as of the Commencement Date.

Notwithstanding the foregoing, "Operating Expenses" shall exclude the following:
(i) payments of principal and interest on any mortgage or other encumbrance on the Property; (ii) amounts reimbursable from insurance proceeds, under warranty or by Tenant, any other tenant in the Building or any other third party other than pursuant to an "Operating Cost" expense provision similar to this Section;
(iii) interest, late charges or penalties incurred as a result of Landlord's failure to pay bills in a timely manner (unless such failure is directly related to the failure of Tenant to pay its pro rata share of any such bill in a timely manner); (iv) leasing or brokerage fees; (v) depreciation; (vi) costs incurred in connection with the transfer or disposition of all or a portion of Landlord's interest in the Property; (vii) costs of providing to other tenants services which are not available to Tenant; and (viii) attorneys' fees and other legal costs incurred as a result of defaults by, or litigation or other disputes with, other tenants of the Property and (ix) other exclusions set forth on Exhibit E hereto.

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c. The payment of the sums set forth in this Article 3 shall be in addition to the Base Rent payable pursuant to Article 2 of this Lease. Monthly installments of estimated Real Estate Taxes and Operating Expenses shall be paid with the Base Rent. All other sums due hereunder shall be due and payable within thirty
(30) days after delivery of written certification by Landlord setting forth the computation of the amount due from Tenant. In the event the lease term shall begin or expire at any time during any calendar year, the Tenant shall be responsible for its pro rata share (based upon the ratio of the number of days of the term of the Lease during said calendar year to the number of days in the calendar year) of Additional Rent under subdivisions a. and b.
during the Lease term.

d. Prior to commencement of this Lease and prior to the commencement of each calendar year during the term of this Lease or any renewal or extension thereof, Landlord shall estimate for each calendar year (i) the total amount of Real Estate Taxes; (ii) the total amount of Operating Expenses; (iii) Tenant's share of Real Estate Taxes for such calendar year; (iv) Tenant's share of Operating Expenses for such calendar year; and (v) the computation of the annual and monthly rental payable during such calendar year as a result of the Base Rent plus Tenant's estimated share of Real Estate Taxes and Operating Expenses.

e. The amount of Tenant's share of Real Estate Taxes and Operating Expenses for each calendar year, as so estimated, shall be payable as Additional Rent, in equal monthly installments, in advance, on the first day of each month during such calendar year. In the event that such estimate is delivered to Tenant before the first day of January of such calendar year, the estimated amount shall be payable as Additional Rent in equal monthly installments, in advance on the first day of each month during such calendar year. In the event that such estimate is delivered to Tenant after the first day of January of such calendar year, the estimated amount shall be payable as Additional Rent in equal monthly installments, in advance, on the first day of each month over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year. In no event shall Landlord deliver its estimate later than March 15 of each calendar year.

In the event Landlord receives a refund of Real Estate Taxes for years to which Tenant has contributed, Tenant's share of such refund, net of reasonable fees and expenses related to such refund provided that outright fees or contingent fees will not exceed one-third of the refund, shall be promptly paid to Tenant, both during the term of this Lease or after its expiration.

Upon completion of each calendar year during the term of this Lease or any renewal or extension thereof, Landlord shall determine the actual amount of the Real Estate Taxes and Operating Expenses payable in such calendar year and Tenant's share thereof and deliver a written statement of the amounts thereof to Tenant. If Tenant has underpaid its share of Real Estate Taxes or Operating Expenses for such calendar year, Tenant shall pay the balance of its share thereof within thirty (30) days after the receipt of such statement. If Tenant has overpaid its share of Real Estate Taxes or Operating Expenses for such calendar year, Landlord shall either (i) refund such excess, or (ii) credit such excess against the most current monthly installment or installments due Landlord for Base Rent or its estimate of Tenant's share of Real Estate Taxes and Operating Expenses for the next following calendar year. A pro rata adjustment shall be

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made for any fractional calendar year occurring during the term of this Lease or any renewal or extension thereof based upon the ratio of the number of days of the term of the Lease during said calendar year to the number of days in the calendar year and all additional sums payable by Tenant or credits due Tenant as a result of the provisions of this Article 3 shall be adjusted accordingly.

4. COVENANT TO PAY RENT. The covenants of Tenant to pay the Base Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease. All rents are payable to Landlord at:

Paramount Real Estate Corporation
8140 26th Ave S  Suite 105
Bloomington, MN  55425-1304

(or such other address indicated in writing by Landlord).

5. UTILITIES. Landlord shall provide mains and conduits to supply water, gas, electricity and sanitary sewage to the Property. Tenant shall pay, when due, all charges for garbage, disposal, refuse removal, electricity, gas, fuel oil, L.P. gas, telephone and any other utility services or energy source furnished to the Demised Premises during the term of this Lease, and any renewal or extension thereof, all of which services shall be separately metered and billed by the utility company to Tenant. Water and sewer charges will be included in Operating Expenses. If Landlord elects to furnish any of the foregoing utility services or other services furnished or caused to be furnished to Tenant, then the rate charged by Landlord shall not exceed the rate Tenant would be required to pay to a utility company or service company furnishing any of the foregoing utilities or services. All amounts payable by Tenant to Landlord hereunder shall be deemed Additional Rent in accordance with Article 3.

6. CARE AND REPAIR OF DEMISED PREMISES. Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Demised Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include but not be limited to the maintenance, repair and replacement, if necessary, of heating and air conditioning fixtures, equipment, and systems (the "HVAC Equipment"), all lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances to the Demised Premises, windows, doors and loading docks and dock equipment and the replacement of all broken glass. When used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. Landlord shall obtain, following a competitive bidding process in which at least three (3) bids are obtained, and maintain at all times during the term of this Lease a maintenance contract with a responsible, licensed HVAC contractor, on terms reasonably acceptable to Landlord and sufficient to maintain all equipment warranties, for the regular maintenance of all HVAC Equipment for the entire Building, and shall be responsible for the performance of all maintenance to be performed

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thereunder. Landlord shall keep accurate and complete records of the performance of all scheduled maintenance under such contract and shall provide copies thereof to Tenant from time to time upon request by Tenant. The cost of such maintenance contract shall be included in Operating Expenses. Except for repair and maintenance covered by the maintenance contract obtained by Landlord, all other repair, maintenance or replacement of the HVAC equipment shall be Tenant's responsibility. The Tenant shall keep and maintain all portions of the Demised Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt and rubbish.

If Tenant fails, refuses or neglects to maintain or repair the Demised Premises as required in this Lease, after twenty (20) days notice shall have been given Tenant in accordance with Article 33 of this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus 15% for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor; provided, however, that no notice shall be required in the event of any hazardous or emergency condition.

Landlord shall repair, at its expense (subject to inclusion in "Operating Expenses" pursuant to Section 3), the roof, the Common Areas, the portions of the Building HVAC, plumbing and electrical systems to the extent not serving one tenant space; and the structural portions of the Building, provided, however, where structural repairs are required to be made by reason of the acts of Tenant, the costs thereof shall be borne by Tenant and payable by Tenant to Landlord upon demand. Landlord shall be responsible for compliance with applicable laws, including without limitation, the ADA, regulations and ordinances applicable to the Common Areas and other portions of the Property Landlord is required to repair and maintain.

Except as otherwise provided herein, the Landlord shall be responsible for all outside maintenance of the Demised Premises, including grounds and parking areas. All such maintenance which is the responsibility of the Landlord shall be provided as reasonably necessary to the comfortable use and occupancy of Demised Premises during business hours, except Saturdays, Sundays, Memorial Day, the 4th of July, Labor Day, Thanksgiving Day and Christmas Day upon the condition that the Landlord shall not be liable for damages for failure to do so due to causes beyond its control.

7. SIGNS. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Property and visible from the exterior of the Building, or visible from the exterior of the Demised Premises, shall be subject to Landlord's prior approval and shall be installed at Tenant's expense. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant. Landlord's standard sign criteria is described on Exhibit G hereto. Landlord hereby agrees that if a monument sign is approved for the Building and Landlord elects to place tenant names on the monument sign, Tenant's name and logo will appear on the sign immediately below the project name and address and no other tenant's name and logo will be more prominent than Tenant's name and logo. Further, with the prior consent of Landlord, which consent will not be

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unreasonably withheld, conditioned, denied or delayed, Tenant will have a right to place its name and logo on the front door and other doors to the Demised Premises and its name on the Building all in accordance with the sign criteria set forth on Exhibit G.

8. ALTERATIONS, INSTALLATION, FIXTURES. Except as hereinafter provided, Tenant shall not make any alteration, additions, or improvements in or to the Demised Premises or add, disturb or in any way change any plumbing or wiring therein without the prior written consent of the Landlord which consent will not be unreasonably withheld, conditioned, denied or delayed. In the event alterations are required by any governmental agency by reason of the use and occupancy of the Demised Premises by Tenant, Tenant shall make such alterations at its own cost and expense after first obtaining Landlord's approval of plans and specifications therefor and providing Landlord with reasonable evidence of Tenant's ability to pay for such alterations. In the event Tenant's proposed alterations or fixtures are unique and not customary for office space, Landlord will have the right to require that such alterations or fixtures be removed at the end of the lease term, provided that Landlord indicates at the time it approves the alteration or fixture that it must be removed at the end of the lease term. Alterations or additions by Tenant must be made in compliance with all laws, ordinances and governmental regulations affecting the Property and Tenant shall warrant to Landlord that all such alterations, additions, or improvements shall be in strict compliance with all relevant laws, ordinances, governmental regulations, permits and insurance requirements. Construction of such alterations or additions shall commence only upon Tenant obtaining and exhibiting to Landlord the requisite approvals, licenses and permits and indemnification against liens. All alterations, installations, physical additions or improvements to the Demised Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, this clause shall not apply to fixtures, movable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease pursuant to Article 25. Tenant shall be responsible for all costs related to improvements or modifications to the Demised Premises required or necessary to comply with The Americans With Disabilities Act of 1990 (ADA), or similar statutes or law.

9. POSSESSION. Except as hereinafter provided, Landlord shall deliver possession of the Demised Premises to Tenant in the condition required by this Lease on or before the Delivery Date, but delivery of possession prior to or later than such Delivery Date shall not affect the expiration date of this Lease. For each day that the Delivery Date is delayed beyond August 9, 1999 to and including August 31, 1999 for reasons other than a Tenant Delay or force majeure delay with proper notice, Tenant shall be provided two (2) days of gross free rent following the Commencement Date. For each day of further delay beyond September 1, 1999 for reasons other than a Tenant Delay or force majeure delay with proper notice, Tenant shall be provided three (3) days of gross free rent following the Commencement Date. Any occupancy by Tenant prior to the Commencement Date shall in all respects be the same as that of a Tenant under this Lease except that no Base Rent or Additional Rent shall be payable. Landlord shall have no responsibility or liability for loss or damage to fixtures, facilities or equipment installed or left in the Demised Premises.

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10. SECURITY AND DAMAGE DEPOSIT. No security or damage deposit is required for this Lease.

11. USE. The Demised Premises shall be used and occupied by Tenant for any office, warehouse or storage use permitted by applicable zoning ordinances so long as such use is in compliance with all applicable laws, ordinances and governmental regulations affecting the Building and Demised Premises. The Demised Premises shall not be used in such manner that, in accordance with any requirement of law or of any public authority, Landlord shall be obligated, as a result of the purpose or manner of said use, to make any addition or alteration to or in the Building. The Demised Premises shall not be used in any manner which will increase the rates required to be paid for public liability or for fire and extended coverage insurance covering the Demised Premises. Tenant shall occupy the Demised Premises, conduct its business and control its agents, employees, invitees and visitors in such a way as is lawful and reputable, and will not permit or create any nuisance, noise, odor, or otherwise interfere with, annoy or disturb any other tenant in the Building in its normal business operations or Landlord in its management of the Building. Landlord will not lease space adjacent to the Demised Premises to any tenant whose use could reasonably be expected to result in odors, noise, fumes or any other unreasonable interference with Tenant's use of the Demised Premises or whose use of parking, combined with other tenants, could reasonably be expected to be more than 5 spaces per 1,000 rentable square feet. Tenant's use of the Demised Premises shall conform to all the Landlord's rules and regulations relating to the use of the Demised Premises. Outside storage on the Demised Premises of any type of equipment, property or materials owned or used by Tenant or its customers or suppliers shall not be permitted, without Landlord's prior written consent. Landlord acknowledges and agrees that Tenant's employees may park their vehicles overnight or longer at the Property in connection with business related travel in the area designated on Exhibit B for such purpose. Landlord agrees to install, at Landlord's expense, six (6) "Visitor Only" signs on six (6) parking stalls near the front door of the Demised Premises as depicted on Exhibit B.

12. ACCESS TO DEMISED PREMISES. The Tenant agrees to permit the Landlord and the authorized representatives of the Landlord to enter the Demised Premises at all times during usual business hours upon at least 24 hours advance notice to Tenant except in emergencies for the purpose of inspecting the same and making any necessary repairs to the Demised Premises and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body or that the Landlord may deem necessary to prevent waste or deterioration in connection with the Demised Premises. Nothing herein shall imply any duty upon the part of the Landlord to do any such work which, under any provision of this Lease, the Tenant may be required to perform and the performance thereof by the Landlord shall not constitute a waiver of the Tenant's default in failing to perform the same. Provided Landlord uses best efforts not to interfere with Tenant's use of the Demised Premises, the Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage of the Tenant by reason of making repairs or the performance of any work in the Demised Premises, and the obligations of the Tenant under this Lease shall not thereby be affected in any manner whatsoever.

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Landlord reserves the right to enter upon the Demised Premises at any time in the event of an emergency and upon advance notice at reasonable hours to exhibit the Demised Premises to prospective purchasers or others; and to exhibit the Demised Premises to prospective Tenants during the last 240 days of the term of this Lease, all without hindrance or molestation by Tenant.

13. EMINENT DOMAIN. In the event of any eminent domain or condemnation proceeding or private sale in lieu thereof in respect to the Building during the term hereof, the following provisions shall apply:

a. If the whole of the Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date possession shall be taken in such proceeding and all rentals shall be paid up to that date.

b. If any part constituting less than the whole of the Building shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall materially affect the Demised Premises or the parking areas or loading areas so as to render the Demised Premises unsuitable for the business of the Tenant, then either Landlord or Tenant shall have the option to terminate this Lease as of the date possession shall be taken by the condemning authority and rent shall be paid to the date of such termination, provided that Tenant's option to terminate must be exercised within sixty (60) days after Tenant receives notice from Landlord of the taking. In the event of a taking of parking or loading areas that will materially affect Tenant's use of the Demised Premises, in the reasonable opinion of Tenant, Tenant will not have a right to terminate if Landlord is able to provide comparable replacement parking or loading areas within sixty (60) days of the date possession shall be taken by the condemning authority.

In the event of a partial taking or condemnation of the Building which shall not materially affect the Demised Premises or the parking areas or loading areas so as to render the Demised Premises unsuitable for the business of the Tenant, this Lease shall continue in full force and effect but with a proportionate reduction of the Base Rent and Additional Rent based on the portion of the Demised Premises taken. Landlord shall, to the extent reasonable and practicable restore the Building, parking areas and the Demised Premises to substantially the same condition as they were prior to such condemnation. Landlord shall commence restoration and shall restore the Building and the Demised Premises with reasonable promptness, subject to delays beyond Landlord's control and delays in the receipt of condemnation or sale proceeds by Landlord. Upon completion of such restoration, the rent shall be re-adjusted based upon the portion, if any, of the Demised Premises restored.

c. In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right to claim to any part thereof.

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d. Although all damages in the event of any condemnation shall belong to the
Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Demised Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment. However, Tenant shall have no claim against Landlord and shall make no claim with the condemning authority for the loss of its leasehold estate, any unexpired term or loss of any possible renewal or extension of said lease or loss of any possible value of said Lease.

14. DAMAGE OR DESTRUCTION. In the event of any damage or destruction to the Demised Premises or the Building by fire or other cause during the term hereof, the following provisions shall apply:

a. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Landlord may, no later than the sixtieth (60th) day following the damage, give Tenant written notice of Landlord's election to terminate this Lease.

b. If there is damage to the Demised Premises and if the Demised Premises are not suitable as a result of said damage for the purposes for which they are demised hereunder, in the reasonable opinion of Tenant and cannot reasonably be expected to be restored by Landlord within one hundred eighty (180) days of the date of the damage, in the reasonable opinion of Tenant based on information provided by Landlord regarding reconstruction plans, then Tenant may, no later than the sixtieth (60th) day following the damage, give Landlord a written notice of election to terminate this Lease. Further, if Tenant does not initially terminate, but then the restoration is not actually completed in the one hundred eighty (180) day period, Tenant may terminate this Lease if the restoration is not completed within thirty (30) days after the end of the one hundred eighty (180) day period by written notice to Landlord within thirty (30) days thereafter.

c. If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building, or if, despite the cost, neither Landlord nor Tenant elects to terminate this Lease, Landlord shall restore the Building and the Demised Premises with reasonable promptness, subject to delays beyond Landlord's control and delays in the receipt of insurance proceeds by Landlord; and Landlord shall not be responsible for restoring or repairing leasehold improvements of the Tenant.

d. In the event either of the elections to terminate is properly exercised, this Lease shall be deemed to terminate on the date of the receipt of the notice of election and all rents shall be paid up to the date of the damage unless Tenant has continued to use the undamaged portion of the Demised Premises, in which event Tenant shall pay prorata rent for such portion through the date of termination. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

e. In any case where damage to the Building shall materially affect the Demised Premises so as to render them unsuitable in whole or in part for the purposes for which they are demised hereunder, then, a portion of the rent based upon the extent to which the Demised Premises are rendered unsuitable shall be abated until repaired or restored.

15. CASUALTY INSURANCE.

a. Landlord shall at all times during the term of this Lease, at its expense (except that such expense shall be included in the calculation of Additional Rent under Section 3 hereof), maintain a policy or policies of insurance issued by an insurance company licensed to do business in the State of Minnesota insuring the Building using the standard Minnesota Special Cause of Loss Form or equivalent for the full replacement value, provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies which Tenant may bring upon the Demised Premises or any tenant improvements which Tenant or Landlord may construct or install on the Demised Premises, prior to or after the date of this Lease. Landlord may at its option also elect to carry rent loss insurance or other types of insurance commonly carried by owners of similar properties in the Minneapolis-St. Paul Metropolitan Area, and the Tenant's pro rata share of the cost thereof shall constitute Additional Rent.

b. Tenant shall not carry any stock of goods or do anything in or about the Demised Premises which will in any way impair or invalidate the obligation of the insurer under any policy of insurance required by this Lease.

c. Notwithstanding any other provision of this Lease to the contrary, Landlord hereby waives and releases all claims, liability and causes of action against Tenant and its agents, servants and employees for loss or damage to, or destruction of, the Property, Building or Demised Premises or any portion thereof, including the buildings and other improvements situated thereon, resulting from fire, explosion and other perils, to the extent such loss or damage arises out of a risk covered by all-risk casualty insurance, whether caused by the negligence of any of said persons or otherwise. Likewise, Tenant hereby waives and releases all claims, liabilities and causes of action against Landlord and its agents, servants and employees for loss or damage to, or destruction of, any of the improvements, fixtures, equipment, supplies, merchandise and other property, whether that of Tenant or of others in, upon or about the Demised Premises resulting from fire, explosion or the other perils to the extent such loss or damage arises out of a risk covered by all-risk casualty insurance, whether caused by the negligence of any of said persons or otherwise.

d. In the event that the use of the Demised Premises by Tenant increases the premium rate for insurance carried by Landlord on the improvements of which the Demised Premises are a part, Tenant shall pay Landlord, upon demand, the amount of such premium increase. If Tenant installs any electrical equipment that overloads the power lines to the Building or its wiring, Tenant shall, at its own expense, make whatever changes are necessary to comply with the requirements of the insurance underwriter, insurance rating bureau and governmental authorities having jurisdiction.

e. Tenant shall during the term of this Lease, obtain and maintain in full force and effect at its sole cost and expense a policy or policies of insurance insuring all of its personal property located within the Demised Premises from time to time, as well as all tenant improvements made thereto, against loss or damage by fire, explosion or other such hazards and contingencies for the full replacement value thereof. Such policy or policies shall provide that thirty
(30) days written notice must be given to Landlord prior to cancellation or modification thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed and thereafter from time to time upon request by Landlord that such coverage is in full force and effect.

16. PUBLIC LIABILITY INSURANCE. Tenant shall during the term hereof, keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Demised Premises and the business of Tenant in amounts not less than $1,000,000 per occurrence, $2,000,000 aggregate using current ISO General Liability forms or equivalent naming the Landlord as an additional insured. Such policy or policies shall provide that thirty (30) days written notice must be given to Landlord prior to cancellation or modification thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed and thereafter upon request by Landlord that such coverage is in full force and effect.

17. DEFAULT OF TENANT.

a. In the event of any failure of Tenant to pay any Base Rent, Additional Rent or other amounts due hereunder within ten (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant with all reasonable diligence, but in any event for more than thirty (30) days after written notice of such failure shall have been given to Tenant provided that, if such default cannot with due diligence by wholly cured within such thirty (30) days, Tenant shall have such longer period, up to ninety (90) days, as may be reasonably necessary to cure the default, so long as Tenant proceeds promptly to commence the cure of same within such thirty (30) day period and diligently prosecutes the cure to completion, or if Tenant or an agent of Tenant shall intentionally falsify any report required to be furnished to Landlord pursuant to the terms of this Lease, or if Tenant or any guarantor of this Lease shall become bankrupt or insolvent, or file any debtor proceedings, or any person shall file against Tenant or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any such guarantor's property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into any similar arrangement, and such bankruptcy, insolvency, receivership or other proceeding is not dismissed in ninety (90) days or if any guarantor of this Lease shall be in default in the performance of any covenant, duty or obligation under any guaranty or other agreement entered into with or in favor of Landlord and such default shall remain uncured for a period of thirty
(30) days or more after notice of such default, or if Tenant shall abandon the Demised Premises (provided Tenant may vacate the Demised Premises provided it continues to perform its obligations hereunder) or suffer this Lease to be taken under any writ of execution (any one or more of the foregoing shall constitute an

"Event of Default"), then in any such event Tenant shall be in default hereunder, and Landlord, in addition to any other rights and remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Demised Premises and such property may be removed and stored in a public warehouse or elsewhere at the sole cost of, and for the account of Tenant, all in accordance with applicable legal process and without being guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

b. Upon the occurrence of an Event of Default, Landlord shall have the right (in addition to any other rights or remedies) to either terminate this Lease or, from time to time, without terminating this Lease, to terminate Tenant's right of possession of the Demised Premises. If Landlord terminates Tenant's right of possession only, Landlord shall use commercially reasonable efforts to make such alterations and repairs as may be necessary in order to relet the Demised Premises, and relet the Demised Premises or any part thereof upon such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and upon such other terms and conditions as are commercially reasonable. Landlord's obligations under the preceeding sentence are subject to the following conditions: i) Landlord has absolutely no obligation to prefer the Demised Premises over other then available space within the Building, ii) Landlord is under absolutely no obligation to accept any substitute lease for less then the current fair market value of the Demised Premises, iii) Landlord has absolutely no obligation to expend additional funds for tenant improvements for the substitute tenant and (iv) Landlord is under absolutely no obligation to accept a substitute tenant who does not meet Landlord's reasonable creditworthiness standards. Upon any such reletting all rentals received by the Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable costs and expenses of such reletting, including brokerage fees and attorney's fees and costs of such alterations and repairs; third, to the payment of the rent due and unpaid payment of future rent as the same may become due and payable hereunder. If such rentals received from any such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant, upon demand, shall pay any such deficiency to Landlord. No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time after such re-entry and reletting elect to terminate this Lease, and in addition to any other remedies it may have, it may recover from any Tenant all damages it may incur by reason of such breach, including the cost of recovering the Demised Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Demised Premises for the remainder of the stated term, which shall be discounted to present value at a rate of ten percent (10%) all of which amounts shall be immediately due and payable from Tenant to Landlord.

c. Landlord may, at its option, in addition to any other rights or remedies available to it in this Lease or otherwise by law, statute or equity, spend such money as is necessary to cure any Event of Default of Tenant herein and the amount so spent, and costs incurred, including reasonable attorney's fees in curing such default, shall be paid by Tenant, as additional rent, upon demand.

d. In the event suit shall be brought for recovery of possession of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or in connection with any Event of Default, and an Event of Default shall be established, Tenant shall pay to Landlord all reasonable expenses incurred in connection therewith, including attorney's fees, together with interest on all such expenses at the Default Rate from the date of such breach.

e. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of any Event of Default hereunder, or otherwise. Tenant also waives any demand for possession of the Demised Premises, and any demand for payment of rent and any notice of intent to re-enter the Demised Premises, or of intent to terminate this Lease, other than the notices above provided in this Article, or as prescribed by any applicable statutes or laws.

f. No remedy herein or elsewhere in this Lease or otherwise by law, statute or equity, conferred upon or reserved to Landlord shall be exclusive of any other remedy, but shall be cumulative, and may be exercised from time to time and as often as the occasion may arise.

18. HOLD HARMLESS. Except to the extent any liability for damage or loss is caused by the negligence of Landlord, its agents or employees and subject to provisions of Section 15c hereof, Tenant shall hold harmless Landlord, its shareholders, directors, officers, agents and employees, from any liability for damages to any person or property in or upon the Demised Premises and the Demised Premises, including the person and the property of Tenant and its employees and all persons in the Building at its or their invitation or sufferance, and from all damages resulting from Tenant's failure to perform the covenants or other provisions of this Lease. Subject to the provisions of
Section 15c and Section 19 hereof, Landlord shall hold harmless Tenant, its shareholders, directors, officers, agents and employees, from any liability for damages to person or property arising out of the negligence or willful misconduct of Landlord. All property kept, maintained or stored on the Demised Premises shall be so kept, maintained or stored at the sole risk of Tenant. Tenant agrees to pay all sums of money in respect of any labor, service, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Demised Premises, and not furnished on order of Landlord, which may be secured by any mechanic's materialmen's or other lien provided that Tenant may contest such lien, upon providing Landlord adequate security against such lien. If any such lien is reduced to final judgment and if such judgment or process thereon is not stayed, or if stayed and said stay expires, then Tenant shall immediately pay and discharge said judgment. Landlord shall have the right to post and maintain on the Demised Premises, notices of non-responsibility under the laws of the State of Minnesota.

19. NON-LIABILITY. Landlord shall not be liable for damage to any property of Tenant or of others located on the Demised Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Without limiting the foregoing, Landlord shall not be liable for any injury or damage to property resulting from fire, explosion, any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Demised Premises or from the pipes, appliances, or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any such damage caused by other Tenants or persons in the Demised Premises, occupants of adjacent property, of the buildings, or the public or caused by operations in construction of any private, public or quasi-public work. All property of Tenant kept or stored on the Demised Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to or loss of the same, including subrogation claims by Tenant's insurance carrier.

20. SUBORDINATION. Provided Tenant's right to possession and its other rights under this Lease are not disturbed so long as no Event of Default is continuing hereunder, this Lease shall be subordinated to any mortgages that may now exist or that may hereafter be placed upon the Demised Premises and to any and all advances made thereunder, and to all interest and other charges relating to the indebtedness evidenced by such mortgages, and to all renewals, replacements and extensions thereof. In the event of execution by Landlord after the date of this Lease of any such mortgage, renewal, replacement or extension, Tenant agrees to execute a subordination agreement and/or any other documents relating to this
Section 20 with the holder thereof, which agreement shall provide, among other things, that:

a. Such holder shall not disturb the possession and other rights of Tenant under this Lease so long as no Event of Default is continuing.

b. In the event of acquisition of title to the Demised Premises by such holder, such holder shall accept the Tenant as Tenant of the Demised Premises under the terms and conditions of this Lease, and

c. The Tenant shall recognize such holder as Landlord hereunder.

d. Tenant shall, upon receipt of a request from Landlord therefor, execute and deliver to Landlord or to any proposed holder of a mortgage or trust deed or to any proposed purchaser of the Demised Premises, a certificate in recordable form, certifying that this Lease is in full force and effect, and that there are no offsets against rent nor defenses to Tenant's performance under this Lease, or setting forth any such offsets or defenses claimed by Tenant as the case may be. Tenant shall execute and deliver any such subordination agreement or other such documents within twenty (20) days of written request therefor. The failure of Tenant to do so within such time frame shall constitute an immediate default hereunder without the need for Landlord to provide any notice and/or opportunity to cure as set forth in Section 17.a. hereof.

Tenant agrees to negotiate in good faith with Landlord and its lender to agree on a subordination agreement with terms reasonably acceptable to all parties.

21. ASSIGNMENT OR SUBLETTING. Tenant agrees to use and occupy the Demised Premises throughout the entire term hereof for the purpose or purposes herein specified and for no other purposes, in the manner and to substantially the extent now intended, and not to transfer or assign this Lease or sublet said Demised Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without obtaining the prior written consent of Landlord in each instance which consent will not be unreasonably withheld, conditioned, denied or delayed. Tenant acknowledges that it shall be reasonable for Landlord to condition its consent on Tenant curing any then existing defaults under this Lease. Tenant shall seek such consent of Landlord by a written request therefor, setting forth such information as Landlord may reasonably deem necessary. In the event Tenant proposes to sublease all of the Demised Premises for the entire remaining term of the Lease or assign the Lease for the entire remaining term of the Lease, Landlord will have the option to terminate this Lease and enter into a direct lease with Tenant's proposed sublessee or assignee. In the event of such termination, Tenant shall have no further liability under this Lease. Consent by Landlord to any assignment of this Lease or to any subletting of the Demised Premises shall not be a waiver of Landlord's rights under this Article as to any subsequent assignment or subletting. Landlord's rights to assign this Lease are and shall remain unqualified provided assignee assumes Landlord's obligations hereunder excluding assignment to a lender for security purposes. No such assignment or subleasing shall relieve the Tenant from any of Tenant's obligations in this Lease contained, nor shall any assignment or sublease or other transfer of this Lease be effective unless the assignee, subtenant or transferee shall at the time of such assignment, sublease or transfer, assume in writing for the benefit of Landlord, its successors and assigns, all of the terms, covenants and conditions of this Lease thereafter to be performed by Tenant and shall agree in writing to be bound thereby. Should Tenant sublease all or a portion of the Demised Premises for the balance of the lease term in accordance with the terms of this Lease, and if Landlord, at its option, releases Tenant from any further liability for the portion of the Demised Premises so subleased, the increase, after recovery in full by Tenant of all reasonable costs associated with such sublease, in rental received by Tenant over the per square foot rental rate which is being paid by Tenant shall be forwarded to and retained by Landlord, which increase shall be in addition to the Base Rent and Additional Rent due Landlord under this Lease. Should Tenant sublease under any other circumstances in accordance with the terms of this Lease, one-half of any increase, after recovery in full by Tenant of all costs associated with such sublease, in rental received by Tenant over the per square foot rental rate which is being paid by Tenant shall be forwarded to and retained by Landlord, which increase shall be in addition to the Base Rent and Additional Rent due Landlord under this Lease.

22. ATTORNMENT. In the event of a sale or assignment of Landlord's interest in the Demised Premises or in the Building in which the Demised Premises are located, or this Lease, or if the Demised Premises come into custody or possession of a mortgagee or any other party whether because of a mortgage foreclosure, or otherwise, Tenant shall attorn to such assignee or other party and recognize such party as Landlord hereunder; provided, however, Tenant's peaceable possession will not be disturbed s o long as Tenant faithfully performs its obligations under this Lease. Tenant shall execute, on demand, any attornment agreement required by any such party to be executed, containing such provisions as such party may require.

23. NOVATION IN THE EVENT OF SALE.

a. In the event of the sale of the Building, Landlord shall be and hereby is relieved of all of the covenants and obligations created hereby accruing from and after the date of sale, and such sale shall result automatically in the purchaser assuming and agreeing to carry out all the covenants and obligations of Landlord herein.

b. The Tenant agrees at any time and from time to time upon not less than ten
(10) business days prior written request by the Landlord to execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (as modified and stating the modifications, if any) and the dates to which the base rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Demised Premises.

24. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions hereof shall be binding upon and inure to the successors and permitted assigns of the parties hereto.

25. REMOVAL OF FIXTURES. At the time Tenant vacates the Demised Premises, Tenant shall remove at the sole cost and expense of Tenant the following fixtures and attached equipment: 1) cleaning service equipment in bathroom; 2) all equipment connected to electrical outlets or mounted on walls or ceilings but not integrated or wired into the Demised Premises; 3) the security system; 4) logos, signage and lettering mounted for display purposes; 5) sound masking and; 6) demountable wall units and tracking, and Tenant will promptly restore said Demised Premises to the condition that existed immediately prior to said fixtures and attached equipment having been installed, all at the sole cost and expense of Tenant. Except as may be required to be removed by Landlord pursuant to Article 29, all other fixtures will remain and be surrendered with the Demised Premises.

26. QUIET ENJOYMENT. Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Tenant, upon payment of the rents and other amounts due and the performance of all the terms, conditions, covenants and agreements on 21 Tenant's part to be observed and performed under this Lease, may peaceably and quietly enjoy the Demised Premises for the business uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease.

27. RECORDING. Tenant shall not record this Lease or any memorandum hereof without the written consent of Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a Memorandum lease for the purposes of recordation. Said Memorandum lease shall describe the parties, the Demised Premises and the term of the Lease and shall incorporate this Lease by reference, but shall not set forth the amount of the Base Rent, Additional Rent or other amounts due hereunder. This Article 27 shall not be construed to limit Landlord's right to file this Lease under Article 22 of this Lease.

28. OVERDUE PAYMENTS. In the event Tenant shall fail to pay amounts due hereunder within ten (10) days of Landlord's written notice more than two (2) times in any twelve (12) month period, thereafter, if amounts due hereunder are not paid within five (5) days of the due date thereof a service charge for such late payment in the amount of ten percent (10%) of the amount due shall be imposed.

29. SURRENDER. On the Expiration Date or upon the termination hereof on a day other than the Expiration Date, Tenant shall peaceably surrender the Demised Premises broom-clean in good order, condition and repair, reasonable wear and tear and loss by fire or other casualty only excepted. On or before the Expiration Date or upon termination of this Lease on a day other than the Expiration Date, Tenant shall, at its expense, remove all trade fixtures, personal property, equipment and signs, from the Demised Premises and any property not removed shall be deemed to have been abandoned. Any damage caused in the removal of such items shall be repaired by Tenant and at its expense. All alterations, additions, improvements and fixtures (other than (i) trade fixtures, (ii) any alterations or fixtures that are unique and not customary for office space that will be removed by Tenant at Landlord's request, and (iii) fixtures that are described in Article 25 that will be removed) which shall have been made or installed by Landlord or Tenant upon the Demised Premises and all floor covering so installed shall remain upon and be surrendered with the Demised Premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration of termination of this Lease. If the Demised Premises are not surrendered on the Expiration Date or the date of termination, Tenant shall indemnify Landlord against loss or liability arising out of or relating to any claims resulting from such failure, including without limitation, any claims made by any succeeding Tenant founded on such delay. Tenant shall promptly surrender all keys for the Demised Premises to Landlord at the place then fixed for payment of rent and shall inform Landlord of combinations of any locks and safes on the Demised Premises.

30. HOLDING OVER. In the event of a holding over by Tenant after expiration or termination of this Lease without the consent in writing of Landlord, Tenant shall be deemed a Tenant at sufferance and shall pay rent for such occupancy at the rate of 150% off the last-current aggregate Base Rent and Additional Rent, prorated for the entire holdover period, plus all attorney's fees and expenses incurred by Landlord in enforcing its rights hereunder, plus any other damages occasioned by such holding over.

31. INTENTIONALLY OMITTED.

32. CONSENTS BY LANDLORD. Whenever provision is made under this Lease for either party securing the consent or approval by the other party, such consent or approval shall only be valid if it is made in writing and shall not be unreasonably withheld, conditioned, denied or delayed.

33. NOTICES. Any notice required or permitted under this Lease shall be deemed sufficiently given or secured if sent by registered or certified return receipt mail, recognized overnight mail delivery or personal delivery to Tenant at Suite 300 E, Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343 prior to Commencement Date and to the Demised Premises after the Commencement Date and to Landlord at the address then fixed for the payment of rent as provided in
Article 4 of this Lease, and either party may by like written notice at any time designate a different address to which notices shall subsequently be sent.

34. RULES AND REGULATIONS. Tenant shall observe and comply with the rules and regulations set forth on Exhibit D and any additional reasonable rules and regulations adopted by Landlord for safety, care, cleanliness or efficient operation of the Property.

35. INTENT OF PARTIES. Except as otherwise provided herein, the Tenant covenants and agrees that if it shall at any time fail to pay any cost or expense required to be paid by Tenant hereunder, or fail to take out, pay for, maintain or deliver any of the insurance policies above required, or fail to make any other payment or perform any other act on its part to be made or performed as in this Lease provided, then, after notice required under Section 17, the Landlord may, but shall not be obligated so to do, and without additional notice to or demand upon the Tenant and without waiving or releasing the Tenant from any obligations of the Tenant in this Lease contained, pay any such cost or expense, effect any such insurance coverage and pay premiums therefor, and may make any other payment or perform any other act on the part of the Tenant to be made and performed as in this Lease provided, in such manner and to such extent as the Landlord may deem desirable, and in exercising any such right, to also pay all necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by the Landlord, together with interest thereon at the Default Rate from the date of making of such expenditure, by Landlord, shall be deemed additional rent hereunder, and shall be payable to Landlord on demand. Tenant covenants to pay any such sum or sums with interest as aforesaid and the Landlord shall have the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent payable under this Lease.

36. LANDLORD DEFAULT.

a. Any of the following occurrence, conditions or acts by Landlord shall constitute a "Landlord Default": (a) Landlord's failure to make any payments of money due Tenant hereunder within ten (10) days after the receipt of written notice from Tenant that same is overdue; or (b) Landlord's failure to perform any non-monetary obligation of Landlord hereunder within thirty (30) days after receipt of written notice from Tenant to Landlord specifying such default and demanding that the same be cured; provided that, if such default cannot with due diligence be wholly cured within such thirty (30) days, Landlord shall have such longer period, up to ninety (90) days, as may be reasonably necessary to cure the default, so long as Landlord proceeds promptly to commence the cure of same within such thirty (30) day period and diligently prosecutes the cure to complete.

b. Upon the occurrence of a Landlord Default, at Tenant's option, in addition to any other remedies which it may have, and without its actions being deemed a cure of Landlord's default, Tenant may (i) pay or perform such obligations and offset Tenant's reasonable and actual cost of performance, plus interest at the Default Rate, against the Base Rent unless, by written notice to Tenant, Landlord contests whether a Landlord Default has occurred and is continuing, in which case such right of offset shall only be effective if a final, non-appealable judgment against Landlord shall have been entered by a court of competent jurisdiction or (ii) sue for damages.

37. GENERAL

a. The Lease does not create the relationship of principal agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between the parties hereto being that of Landlord and Tenant.

b. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not then be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent to or approval by Landlord of any act by Tenant requiring Landlord's consent or approval shall not waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant shall be construed to be both a covenant and a condition. All preliminary negotiations are merged into and incorporated in this Lease. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease.

c. This Lease and the exhibits, if any, attached hereto and forming a part hereof, constitute the entire agreement between Landlord and Tenant affecting the Demised Premises and there are no other agreements, subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed in the same form and manner in which this Lease is executed.

d. If any agreement, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such agreement, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each agreement, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

38. HAZARDOUS MATERIAL.

a. The Demised Premises hereby leased shall be used by and/or at the sufferance of Tenant only for the purpose set forth in Article 11 above and for no other purposes. Tenant shall not use or permit the use of the Demised Premises in any manner that will tend to create waste or a nuisance, or will tend to unreasonably disturb other tenants in the Building or the Demised Premises. Tenant, its employees and all person visiting or doing business with Tenant in the Demised Premises shall be bound by and shall observe the reasonable rules and regulations set forth on Exhibit D. Landlord shall have the right to add additional and reasonable rules and regulations after the date of this Lease so long as such rules and regulations are reasonable, do not in any material way restrict, inhibit or limit the rights of Tenant hereunder and so long as Landlord enforces such additional rules and regulations that are applicable to all tenants of the Buildings and are enforced and applied in a nondiscriminatory manner as to Tenant.

b. Except for compliance required of the Landlord under Section 6, Tenant covenants through the Lease Term, at Tenant's sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commission, boards, and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other body now or hereafter as well as extraordinary, which may be applicable to the Demised Premises, or the use or manner of use of the Demised Premises. Tenant will likewise observe and comply with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the building and improvements on the Demised Premises and the equipment thereof.

c. In the event any Hazardous Material (hereinafter defined) is brought or caused to be brought into or onto the Demised Premises, the Building or the Demised Premises by Tenant, its agents, employees, contractors or invitees, Tenant shall handle any such material in compliance with all applicable federal, state and/or local regulations. For purposes of this Article, "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any federal, state or local statute, law, ordinance, code, rule, regulation, order decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or materials, as now or at any time hereafter in effect (collectively, "Environmental Laws"). Tenant shall submit to Landlord on an annual basis copies of its approved hazardous materials communication plan, OSHA monitoring plan, and permits required by the Resource Recovery and Conservation Act of 1976, if Tenant is required to prepare, file or obtain any such plans or permits. Tenant will indemnify and hold harmless Landlord from any losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees) which Landlord may suffer or incur as a result of Tenant's breach of this
Section 37 or its introduction into or onto the Demised Premises, Building or Demised Premises of any Hazardous Material. This Article shall survive the expiration or sooner termination of this Lease.

d. Landlord represents and warrants to Tenant that, to the best of its knowledge and except as otherwise disclosed in any environmental assessment or report delivered by Landlord to Tenant, there are no Hazardous Materials located on, in or under the Property, Building or the Demised Premises or otherwise on or about the Property except for materials used in the ordinary course of business by tenant in the Building or used by Landlord in connection with the maintenance of the Building in accordance with all applicable laws, ordinances and regulations. Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims or damages resulting from any violation or falsity of the representation set forth above or as a result of any leak, spill, discharge, emission or other release of Hazardous Materials on or about the Property caused by Landlord, its agents or employees from and after the date hereof. In the event Hazardous Materials are discovered about or under the Property that do not pose a threat to the health or safety of occupants of the Building and do not interfere with Tenant's use or enjoyment of the Demised Premises, then Landlord's obligations with respect thereto shall be limited to proper reporting and remediation as required by applicable laws and environmental authorities.

39. FORCE MAJEURE. Either party's failure to perform the terms and conditions of this Lease, in whole or in part, other than any term requiring the payment of money, shall not be deemed a breach or a default hereunder or give rise to any liability of such party to the other if such failure is attributable to any unforeseeable event beyond such party's reasonable control and not caused by the negligent acts or omissions or the willful misconduct of such party, including, without limitation, flood, drought, earthquake, storm, pestilence, lightning, and other natural catastrophes and acts of God; epidemic, war riot, civic disturbance or disobedience, and act of the public enemy; fire, accident, wreck, washout, and explosion; strike, lockout, labor dispute, and failure, threat of failure, or sabotage of such party's facilities; delay in transportation or car shortages, or inability to obtain necessary labor, materials, components, equipment, services, energy, or utilities through such party's usual and regular sources at usual and regular prices; and any law, regulation, order or injunction of a court or governmental authority, whether valid or invalid and including, without limitation, embargoes, priorities, requisitions, and allocations or restrictions of facilities, equipment or operations. In the event of the occurrence of such a force majeure event, the party unable to perform promptly shall notify the other party. Failure to give notice within ten (10) business days of the beginning of a force majeure event will be deemed a waiver of the otherwise excused delay.

40. INTENTIONALLY DELETED

41. TENANT IMPROVEMENTS. All improvements to the Demised Premises proposed to be constructed by either Landlord or Tenant prior to the Commencement Date shall be constructed in accordance with the terms and provisions set forth on the plans and specifications attached hereto and incorporated herein as Exhibit C and the provisions of Exhibit F.

42. NUMBERS AND CAPTIONS. The numbers and captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent or any provision thereof.

43. ATTACHMENTS. See also rider attached hereto and made a part hereof containing articles 46 through 51 inclusive as well as Exhibits A through G, inclusive, which Exhibits are attached hereto and made a part hereof.

Exhibit                    Description
-------                    -----------
Exhibit A                  Legal Description
Exhibit B                  Demised Premises (also Expansion Space)
Exhibit C                  Improvements
Exhibit D                  Building Rules and Regulations
Exhibit E                  Operating Expense Exclusions
Exhibit F                  Work Letter Agreement
Exhibit G                  Sign Criteria

44. SUBMISSION. Submission of this instrument to Tenant or proposed Tenant or its agents or attorneys for examination, review, consideration or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this instrument shall have no binding legal effect until execution hereof by both Landlord/Owner and Tenant or its agents.

45. REAL ESTATE BROKERS. It is agreed and understood that Paramount Real Estate Corporation is representing West Bloomington Business Center LLC, Landlord, and Woodbridge Partners, Inc. is representing MGI Pharma, Inc., Tenant. Tenant indemnifies Landlord for any claim made by or commission payable to any other broker or agent in connection with Tenant's leasing the Demised Premises.

IN WITNESS WHEREOF, the Landlord and the Tenant have caused these presents to be executed in form and manner sufficient to bind them at law, as of the day and year first above written.


TENANT:                                LANDLORD:

MGI PHARMA, INC
(A Minnesota Corp)                     West Bloomington Business Center LLC

By     /s/ Charles N. Blitzer          By:     /s/ Michael J. Seeland
  ---------------------------------       ---------------------------------
           Charles N. Blitzer                      Michael J. Seeland
Its: President                         Its: President



STATE OF MINNESOTA   )
                     ) ss
COUNTY OF HENNEPIN   )

     The foregoing instrument was acknowledged before me this 19th day of April, 1999 by Charles N. Blitzer, the President of MGI Pharma, Inc., a corporation organized under the laws of the State of Minnesota, on behalf of the corporation.


                                             /s/ Karen S. Farago
                                       ---------------------------------
                                       Notary Public
                                      [Notary Stamp]

STATE OF MINNESOTA   )
                     ) ss
COUNTY OF HENNEPIN   )

     The foregoing instrument was acknowledged before me this 21st day of April, 1999 by Michael J. Seeland, the President of West Bloomington Business Center LLC, a limited liability company organized under the laws of the State of Minnesota, on behalf of the limited liability company.


                                            /s/ Roberta A. Loher
                                       ---------------------------------
                                       Notary Public
                                       [Notary Stamp]

                                 RIDER TO LEASE

Rider to Lease dated April 19, 1999 by and between West Bloomington Business Center ("WBBC") as landlord and MGI Pharma, Inc. ("MGI") as Tenant.

Article 46: OPTION TO EXTEND LEASE

          A. Provided no Event of Default is continuing hereunder, Tenant shall have the option to extend the Term of this Lease (hereinafter, the "Option") as set forth in this Lease for one consecutive period of Four years upon the same terms and conditions as set forth in this Lease, except that Base Rent shall be determined as set forth below.

          B. No later than fifteen (15) months prior to the end of the initial term, Landlord shall advise Tenant of the estimated Base Rent for the Option Period based on the then current CPI-U. Tenant shall exercise the Option by giving written notice to Landlord by the later of (i) one hundred eighty (180) days of receipt of Landlord's notice or (ii) two hundred seventy (270) days prior to the end of the initial term. Landlord will provide Tenant with the exact Base Rent for the Option Period in July 2005. In the event Tenant fails to pay amounts due hereunder more than ten
               (10) days after the due date more than two (2) times in the one hundred eighty (180) days prior to the end of the initial term, Landlord will have the option of declaring that Tenant has forfeited the Option. Upon exercise of the Option by Tenant, Landlord shall provide Tenant a refurbishment allowance of $3.00 per square foot for the then size of the Demised Premises to be disbursed in accordance with customary construction disbursement procedures.

          C. Base Rent during each Lease Year of the Option period shall be an amount equal to the product obtained by multiplying three hundred twenty-eight thousand five-hundred ninety six Dollars ($328,596.00) by a fraction, the numerator of which is the "Consumer Price Index-Seasonally Adjusted U.S. City Average For All Items For All Urban Consumers (1982-84=100)" published monthly in the "Monthly Labor Review" of the Bureau of Labor Statistics of the United States Department of Labor ("CPI-U"), for June, 2005 and the denominator of which is the CPI-U for June 2002, provided that in no event shall the annual Base Rent payable during Option Period be less than three hundred twenty eight thousand five-hundred ninety six Dollars ($328,596.00).

          D. If the CPI-U is discontinued, the "Consumer Price Index-Seasonably Adjusted U.S. City Average For All Urban Wage Earners and Clerical Workers (1982-84=100)" published monthly in the "Monthly Labor Review" by the Bureau of Labor Statistics of the United States Department of Labor ("CPI-W"), shall be used for making the computation in paragraph C above. If the CPI-W is discontinued, comparable statistics on the purchasing power of the consumer dollar published by the Bureau of Labor Statistics of the United States Department of Labor shall be used for making the computation in said Paragraph C. If the Bureau of Labor Statistics shall no longer maintain statistics on the purchasing power of the consumer dollar, comparable statistics published by a responsible financial periodical or recognized authority reasonably selected by Landlord shall be used for making the computation in said Paragraph C. If the base year used in computing the CPI-U is changed, the figures used in making the adjustments in Paragraph C shall be changed accordingly, so that all increases in the CPI-U are taken into account notwithstanding any such change in the base year for calculation of the CPI-U.

Article 47: EARLY OCCUPANCY

               Landlord will permit tenant to take occupancy of all or part of the Demised Premises on the Delivery Date, which is anticipated to be July 1, 1999 (the "Delivery Date") for the purpose of fitting out the space. In such event, it is agreed that such occupancy by Tenant shall be upon all of the terms and conditions hereof except for Base Rent and Additional Rent. Prior to such date, Tenant shall have access to the Demised Premises for installation of wiring or cabling or other matters that need to be done in coordination with the Work, provided that Tenant and its contractors and vendors will not unreasonably interfere with Landlord's work.

Article 48: OPTION TO LEASE ADDITIONAL CONTIGUOUS SPACE

          A. Provided no Event of Default is continuing, Tenant shall have the option to lease contiguous space in the Building consisting of one or more of bays One through Three (in full bay increments) as shown in Exhibit B (the "Expansion Space"), as such space becomes available during the lease term or Option Period for a term coterminous with this Lease, at the same rental rates and other terms and conditions set forth in this Lease.

          B. Upon notification in writing by Landlord that any of the Expansion Space is available, Tenant shall have twenty (20) business days in which to elect in writing to lease one or more of the bays as determined by Tenant, in which event rent payments for such space shall commence on the earlier of (i) the date Tenant begins operating its business in the Expansion Space or
               (ii) sixty (60) days after possession of such space has been delivered to Tenant. Tenant agrees to use reasonable diligence to complete its preparation of the Expansion Space and begin operating, but in no event will rent commence earlier than thirty
               (30) days after possession of the space is delivered to Tenant. If the date possession of the Expansion Space will be made available to Tenant will occur in the last twelve (12) months of the initial lease term, Tenant must exercise its Option to Extend pursuant to Article 46 as a condition to electing to expand pursuant to this Article 48.

          C. In the event Tenant declines or fails to elect so to lease such space, then the option hereby granted shall be deemed waived as to such space until such space becomes available again, provided that after Landlord has notified Tenant of the availability of any portion of the Expansion Space once after the fifth (5th) anniversary of the Commencement Date and Tenant has declined or failed to lease such space, then the option contained in this
               Article 48 as to such space shall automatically terminate and thereafter be null and void. Landlord agrees that lease agreements with the first tenant(s) occupying the Expansion Space will expire within a period commencing July 1, 2004 and ending October 31, 2005, and no options to renew or other rights will be granted to other tenants that are not subordinate to the rights of Tenant beyond such dates so that the Expansion Space will be available to Tenant during such time period. Upon the execution of leases for the Expansion Space, Landlord will notify Tenant of the expiration dates of such leases.

          D. So long as Tenant commits to lease the Expansion Space for a period of 42 months or longer, Landlord shall provide a ceiling, demising walls, separated utilities, lights, and HVAC system equal to those in the Demised Premises, except that lighting shall be 2x4, 3 lamp parabolic light fixtures, one per 70 rentable square feet of ceiling area. In the event Tenant commits to lease the Expansion Space for less than 42 months, Landlord shall obtain two (2) bids for the work described in the foregoing sentence. Landlord shall pay the portion of the cost thereof equal to the ratio of (i) the number of months that Tenant has committed to lease the Expansion Space to (ii) 42 months. Tenant shall pay the balance of such cost. Landlord shall provide the bid information as part of its notification described in paragraph B above. In the event Tenant later extends the term of its lease of the Expansion Space to longer than 42 months, Landlord will reimburse Tenant for its share of the cost of such work. In addition, Landlord shall provide a tenant improvement allowance of $3.00 per sq. ft. for each year or partial year (prorated as to partial years) of the lease term up to $13.50 to be disbursed in accordance with customary construction disbursement procedures.

          E. In the event of any assignment or subleasing of all of the Demised Premises for all of the balance of the Lease term that is not in connection with a corporate merger, asset sale or other corporate transaction, the rights granted to Tenant under this
               Article 48 shall automatically terminate and be null and void.

Article 49: NOTICE OF AVAILIBILITY OF OTHER NON-CONTIGUOUS SPACE:

          A. Upon written notice from Tenant that it desires to lease additional space if it becomes available, Landlord agrees to notify Tenant of any such vacancies. Any notice shall contain the square footage available, the Base Rental Rate that Landlord is proposing based on the fair market rent for the Building. Upon receipt of notification from Landlord, Tenant shall have twenty
               (20) business days to elect to lease said space. If Tenant notifies Landlord that it will lease any such space then the lease term will be coterminous with Tenant's lease term unless otherwise agreed to by the Landlord and Tenant. If Tenant has less than eighteen months remaining on its lease term or any extensions thereof Landlord is not obligated to lease any additional noncontiguous space to Tenant unless tenant agrees to a term of at least eighteen months.

          B. If the Landlord delivers the additional space in the condition described in the first sentence of Article 48D, the rental on the additional space shall commence in accordance with Article 48B. If the additional space is delivered in any other condition, Landlord and Tenant will negotiate in good faith on a reasonable rental commencement date.

          C. In the event of any assignment or subleasing of all of the Demised Premises for all of the balance of the Lease term that is not in connection with a corporate merger, asset sale or other corporate transaction, the rights granted to Tenant under this
               Article 49 shall automatically terminate and be null and void.

Article 50: ROOF RIGHTS

               Tenant shall have the right to install an antenna or install a satellite dish on the roof in an area designated by the Landlord at Tenant's expense. Tenant agrees to hire a contractor reasonably acceptable to Landlord to make any roof penetrations to install any antenna or satellite dish. Tenant shall not be charged rent for any area of the roof used for an antenna or satellite dish installation. Tenant agrees to remove any antennas or Satellite dishes at the end of the lease term or any extensions thereof and to repair the roof, all at Tenant's expense.

Article 51: BROKERAGE FEE

               In connection with the leasing space in the Building currently described as West Bloomington Business Center, Woodbridge Partners, Inc. ("Broker") has introduced MGI PHARMA, INC. ("Tenant") as a prospective tenant of the Building and will be entitled to the payment of a Commission ("Commission") which shall be earned and absolute upon the consummation of a Lease ("Lease") between West Bloomington Business Center, LLC, and the Landlord of the Buildings(s) ("Landlord") and Tenant according to the terms as set forth herein.

               The Commission payable by Landlord to Broker shall be for the space initially leased by Tenant (the "Initial Space"), as well as any expansion space anywhere in West Bloomington Business Center ("Expansion Space").

               The Commission for the initial lease shall be $64,487.00 and shall be payable as follows:

               One half within 45 days of the signing of the lease by both parties and the balance within 30 days of the lease commencement date.

               The Commission payable for an option to extend, whether in accordance with Article 46 or otherwise, shall be $2.20 per square foot and shall be payable upon the first day of the option period.

               The Commission payable for an expansion into the Expansion Space, whether in accordance with Article 48 or otherwise, shall be $.55 per square foot per year (prorated for partial years) up to a maximum of $2.75 per square foot.

               The Commission for expansion into the Expansion Space shall be payable on the effective date of the expansion.

               If Tenant leases any other additional space in the property pursuant to Article 49 or otherwise and Tenant's broker of record is instrumental in causing Tenant to lease such space, then Landlord shall pay Tenant's broker of record a commission consistent with fees being offered to outside brokers that bring tenants to the Property, not to exceed $.55 per square foot per year (prorated for partial years).

               Landlord acknowledges that Woodbridge Partners, Inc. represents Tenant and that Landlord does not rely on Woodbridge Partners, Inc. for advice or representation.

--------------------------
The following exhibits are not filed herewith. They will be provided to the Commission upon request.

Exhibit                     Description
-------                     -----------
Exhibit A                   Legal Description
Exhibit B                   Demised Premises (also Expansion Space)
Exhibit C                   Improvements
Exhibit D                   Building Rules and Regulations
Exhibit E                   Operating Expense Exclusions
Exhibit F                   Work Letter Agreement
Exhibit G                   Sign Criteria